UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

TTM TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard Santa Ana, CA	92704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2011, we entered into an amendment letter (the “Amendment Letter”) with The Hongkong and Shanghai Banking Corporation Limited, as Facility Agent for and on behalf of the other lenders listed in the Credit Agreement dated November 16, 2009, as amended and restated on March 30, 2010, and as further amended on August 4, 2010 (the “Credit Agreement”). The Amendment Letter is effective July 25, 2011 and amends certain financial covenants set forth in the Credit Agreement related to the consolidated current assets and consolidated current liabilities of our Asian subsidiaries.

The foregoing description of the amendments to the Credit Agreement as set forth in the Amendment Letter does not purport to be complete and is qualified in its entirety by reference to the Amendment Letter, a copy of which is filed as Exhibit 10.24 to this Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained above under Item 1.01 and the information contained in Exhibit 10.24 hereto are hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.24	Amendment Letter dated July 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2011	TTM TECHNOLOGIES, INC.

By: /s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.24	Amendment Letter dated July 22, 2011